Exhibit 10.4

                      [TRIZEC CORPORATION LTD. LETTERHEAD]



January 6, 1995



Mr. Casey Wold
Two North Riverside Plaza
Chicago, Illinois 60606 U.S.A.

Dear Casey:

Re:      Position of Executive Vice President, Office Acquisitions
         and Interim Head of the U.S. Division
         -------------------------------------------------------------------


I am pleased to confirm our verbal discussion over the last few days regarding our offer to you to become an Executive Vice President of Trizec.

The terms of our offer surrounding your employment with Trizec are as follows:

Title: Executive Vice President Office Acquisitions and interim head of the U.S.Office Division as of February 1, 1995; location Chicago (see attached position specifications).

Cash Compensation:  $250,000 U.S. per annum increasing to $300,000 (retroactive to February 1, 1995) upon confirmation of becoming Head of the U.S. Office division. [A line is drawn through the words "$250,000 U.S. per annum increasing to" and the words "retroactive to February 1, 1995) upon confirmation of becoming head of the U.S. Office division"] [The initials "WJH" and "CRW" are written in the margin next to the scored language.]

Bonus Program:      Participation under the program which provides a potential bonus of up to 50% of base salary determined on the achievement of pre agreed objectives. The bonus may be increased by one half for very exceptional performance.

Car Allowance:      $1,000 U.S. a month (in cash or lease equivalent with
                    insurance and expenses being paid by the company).

Share Options:      375,000 options at $10.00 (Cdn) per share; 7 year options, vesting one third, one third, one third at the end of the first, second and third years following the date of the grant.

[TRIZEC CORPORATION LTD. LETTERHEAD]

Page 2
Mr. Casey Wold
January 6, 1995


Benefits:           A comprehensive benefits package as provided to all senior officers.

Vacation:           Four weeks per annum at time usually agreed.

Retirement Plan:    Trizec funds up to 7% of base salary to a maximum of
                    Canadian $14,500 per annum, to a Trizec Retirement Savings
                    Plan (TRSP).

Parking: Parking will be provided on a twenty-four hour basis in Chicago.

Termination:        If you are terminated without cause, Trizec will pay you the equivalent of one year's compensation (salary and bonus). [A line is drawn through the words "without cause" and the initials "CRW" are written above those words.]

[The words          [The words "US $100,000." are written in the right column
"Signing Bonus:"    and the initials "WJH" and "CRW" are written to the right of
are written         those words.]
in the left
column.]

Casey, we have many challenges in the years ahead and I welcome the contribution you can make to their resolution and the corporation's future growth.

Yours truly,

/s/ Willard J. L'Heureux

Willard J. L'Heureux
President and C.E.O.


Accepted and agreed this 12th day of January, 1995.


/s/ Casey Wold
------------------------
Casey Wold